UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2006

Regal Entertainment Group

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Between May 26, 2006 and May 31, 2006, Regal Entertainment Group (the “Company”) became obligated to settle for cash the conversion of $88,500,000 aggregate principal amount of its 3¾% Convertible Senior Notes due May 15, 2008 (the “Notes”) submitted for conversion pursuant to the terms of the Indenture, dated as of May 28, 2003, as amended by that First Supplemental Indenture, dated as of April 5, 2005 (the “Indenture”). In addition, during  the Company’s second quarter of 2006, the Company previously settled for cash $9,450,000 aggregate principal amount of Notes pursuant to the terms of the Indenture.

The Company will finance these conversions from cash on hand, borrowings under its revolving credit facility or pursuant to an amendment to its existing credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: June 1, 2006	By:	/s/ Peter B. Brandow
Name: Peter B. Brandow
	Title:	Executive Vice President,
General Counsel and Secretary